EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-49589, 333-52865 and 333-98823) of Extended Systems Incorporated of our report dated July 31, 2002, except for the Subsequent Events note which is as of August 30, 2002, relating to the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/    PRICEWATERHOUSECOOPERS

San Jose, California
September 20, 2002